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[LOGO OF JOHN HANCOCK]                   Simplified Application for Life Insurance
                                         John Hancock Life Insurance Company of New York
                                         (hereinafter referred to as The Company)

Service Office:
COLI Unit
197 Clarendon Street
Boston, Massachusetts 02117               . For individually underwritten small business life insurance.
Policy No. (for Internal Use Only)        . Print and use black ink. Any changes must be initialed by the Proposed
                                            Life Insured and/or Owner.

____________________________________________________________________________________________________________________________________
Proposed Life Insured
____________________________________________________________________________________________________________________________________
             First    Middle  Last                         f) Place of     State              Country
1. a) Name    JOHN    M.     DOE                                  Birth        ANYTOWN              USA

   b) Date of    mmm    dd   yyyy                           g) Driver's                         State
      Birth      OCT    04   1967                              License No.    1234567890         AS

   c) Sex [X] M  [ ] F                                      h) Residency [X] U.S. Resident [ ] Other
                                                                Status
   d) Social Security/
      Tax ID Number  1 2 3 4 5 6 7 8 9                      i) Citizenship if other than U.S. ______________________________________

          Street No. & Name, Apt No., City, State, Zip code
   e) Workplace                                             j) Name of Employer ABC COMPANY
      Address    456 CENTER STREET
                 ANYTOWN, ANYSTATE 12346                    k) Occupation COMPANY PRESIDENT

____________________________________________________________________________________________________________________________________
Owner (Complete only if Owner is other than Proposed Life Insured)
____________________________________________________________________________________________________________________________________

2. a) Name of
      Owner_________________________________________________________________________________________________________________________

   b) Date of        mmm    dd   yyyy                       e) Social Security/
      Birth          __________________                        Tax ID Number ___________________________________________

   c) Relationship to
      Proposed Life Insured _______________________________ f) Residency [ ] U.S. Resident [ ] Other
                                                               Status

          Street No. & Name, Apt No., City, State, Zip code
   d) Address ______________________________________________g) Citizenship if other than U.S. __________________________

              ______________________________________________

____________________________________________________________________________________________________________________________________
Policy Details - Also complete Application Supplement for Investment Allocation and Investor Suitability, form CP3111NY.
____________________________________________________________________________________________________________________________________

3. Plan Name             [X] Corporate VUL         [ ] Other ________________________________________________________________

4. a) Base Face Amount   $______________            b) Supplementary Benefits [ ] ____________________________________________

5. Death Benefit Option  [X] Option 1(Face Amount) [ ] Option 2 (Face Amount plus Policy Value)

6. Loan Interest Rate    [X] Variable              [ ] Fixed

7. Life Insurance Qualification Test

     [X] Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

     [ ] Cash Value Accumulation Test. Under this test, the Policy Value may not any time exceed the net single premium. The net single premium is the one payment that would be needed on a specific date to provide the Death Benefit under the policy.

Note: Elected test cannot be changed after the policy is issued. You may request an Illustration on both tests before making your election.

____________________________________________________________________________________________________________________________________
Corporate VUL
____________________________________________________________________________________________________________________________________

[ ]  Supplemental Face Amount (SFA) (Check only one option below.)
[ ]  CHECK HERE IF THERE ARE POLICIES THAT HAVE A DIFFERENT SFA SCHEDULE
     (Policy specific changes from the SFA option below will be found on form CP0005NY.)
     [ ]  Level SFA of $_______ for life of the policy
     [ ]  Initial SFA of $_________ with Total Face Amount increasing by:_____% or
          $_______ per year for policy years (level thereafter)
     [ ]  Customized  Level or  Increasing  Schedule  (List by policy year.  SFA decreases cannot be scheduled at issue. Please complete form CP0005NY.)
     [ ]  Premium  Cost  Recovery:  [ ]Initial  SFA of $_______ with Total Face  Amount increasing by Premium Cost Recovery:
                    [ ]  Recovery  increase  percentage  _____% or [ ]  Recovery increase years (level thereafter)___________
____________________________________________________________________________________________________________________________________

Beneficiary Information    (Subject to change by Owner)
____________________________________________________________________________________________________________________________________

8. a) Primary _____________________________________     b) Relationship to
                                                           Proposed Life Insured ______________________________

   c) Secondary ___________________________________     d) Relationship to
                                                           Proposed Life Insured ______________________________
____________________________________________________________________________________________________________________________________
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(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY.
All rights reserved.
CP3100NY (05/2006)

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____________________________________________________________________________________________________________________________________
Premiums
____________________________________________________________________________________________________________________________________

9. Amount $ 1,691.25     Frequency: [X] Annual [ ] Other ______________________________

____________________________________________________________________________________________________________________________________
Premium Notices and Correspondence
____________________________________________________________________________________________________________________________________

10.  a)   Send Premium Notices to:  [X] Owner(s)    [ ] Proposed Life Insured
     b)   Send Correspondence to:   [X] Same as Premium Notices (as above)        [ ] Other:  Name & Address (details below)
                                    Name
                                    ________________________________________________________________________________________________
                                    Street No. & Name, Apt No., City, State, Zip Code

     c) Secondary Addressee - You can make the designation below when you or the Life Insured become a senior citizen (age 65 or older). The Company will also mail lapse notices for overdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.

          Owner - Date of Birth   mmm  dd yyyy      Name of Secondary Addressee
                                  _____________     _________________________________________________

                                                    Street No. & Name, Apt No., City, State, Zip code
                                                    _________________________________________________

____________________________________________________________________________________________________________________________________
Existing and Pending Insurance - Proposed Life Insured(s)
____________________________________________________________________________________________________________________________________

11. a) Total insurance in force on the Proposed Life Insured          $ 200,000

    b)  Including  this  application,  total  insurance  currently
        pending with all companies                                    $ 200,000

    c) Of the above pending amount in 11. b), how much do you
       intend to accept?                                              $ 200,000

____________________________________________________________________________________________________________________________________
Existing Insurance - Owner Replacements
____________________________________________________________________________________________________________________________________

12. Will this insurance replace existing policies or are you considering using funds from existing policies to pay premiums due on the new policy or contract?

     [ ] Yes [X] No If Yes, please complete the necessary replacement forms.



____________________________________________________________________________________________________________________________________
Personal or Attending Doctor
____________________________________________________________________________________________________________________________________
13. a) Name and Address of Personal or Attending Doctor     b) Telephone No. (905) 123-8765

        First           Middle       Last                   c) Date last consulted JANUARY 15, 2003
           ARTHUR         H         SMITH

        Street No. & Name, Suite No., City, State, Zip code d) Reason for last consultation. ANNUAL CHECK-UP
               123 MAIN STREET

               ANYTOWN, ANYSTATE 12347

____________________________________________________________________________________________________________________________________
Personal Questions
____________________________________________________________________________________________________________________________________

14. a) Your Height 5' 7" (feet, inches) b) Your Weight 175 (pounds)

    c) Have you had a loss of weight of more than 10 pounds within the past 12 months?
       [X] No [ ] Yes - state how much and reason___________________________________________________________________________________

15. a)     Are you actively at full-time work and performing all the duties of your usual employment, at least 30 hours per week, 5 days per week at your regular place of employment?  If NO,
           please provide details below.                                                                       [X] Yes [ ] No
     b)    During the last 3 months, have you been absent from work because of illness or injury for 5
           or more consecutive days?                                                                           [ ] Yes [X] No
     c)    Have you ever had or been treated for: Any disturbance of heart, lungs, kidneys or blood vessels;
           tumor or cancer, diabetes, elevated blood pressure; blood or nervous disorder;
           disorder of the stomach, intestine or liver; or accident?                                           [ ] Yes [X] No
     d)    Have you ever been diagnosed by a member of the medical profession as having Acquired
           Immune Deficiency Syndrome (AIDS)  or AIDS Related Complex (ARC)?                                   [ ] Yes [X] No
     e)    Have you ever been treated for alcohol or drug abuse?                                               [ ] Yes [X] No
     f)    Have you had any operations, medical treatment or physical examination during the past 3 years?     [ ] Yes [X] No
     g)    Have you ever had a request for life insurance declined or rated in any way?                        [ ] Yes [X] No
     h)    Have you been prescribed any medications within the past 12 months?                                 [ ] Yes [X] No
     i)    Have you used tobacco in any form within the last 12 months?                                        [ ] Yes [X] No
     j)    Do you engage in flying as a pilot or passenger on non-scheduled flight; or in any form of motor vehicle or power boat racing; or skin or scuba diving; sky diving/parachuting, hang gliding, mountain climbing or any other hazardous activities? If Yes, state which activity(ies)
           and complete the appropriate sections of the Aviation Questionnaire, NB5009NY and/or Avocation
           Questionnaire, NB5010NY.                                                                            [ ] Yes [X] No
     k)    Have you committed 2 or more moving violations within the last 2 years?                             [ ] Yes [X] No
     l)    Have you been convicted of driving while intoxicated or while otherwise                             [ ] Yes [X] No
           impaired?
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(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY.
All rights reserved.
CP3100NY (05/2006)

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Details to any "Yes" answers and if "No" for 15. a). If more space is required, use the Medical Questions Continuation Sheet, NB5034NY.

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Question No. |       Date      |Reason and treatment given |  Duration of Condition | Name, Address and Telephone Number of
             |  mmm | dd | yyyy|                           |                        | Attending Doctor and  Hospital
_____________|______|____|_____|___________________________|________________________|_____________________________________________
             |      |    |     |                           |                        |
_____________|______|____|_____|___________________________|________________________|_____________________________________________
             |      |    |     |                           |                        |
_____________|______|____|_____|___________________________|________________________|_____________________________________________
             |      |    |     |                           |                        |
_____________|______|____|_____|___________________________|________________________|_____________________________________________
             |      |    |     |                           |                        |
_____________|______|____|_____|___________________________|________________________|_____________________________________________
             |      |    |     |                           |                        |
_____________|______|____|_____|___________________________|________________________|_____________________________________________
             |      |    |     |                           |                        |
_____________|______|____|_____|___________________________|________________________|_____________________________________________
             |      |    |     |                           |                        |
_____________|______|____|_____|___________________________|________________________|_____________________________________________

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Special Requests

16. a) [ ] Special Policy Date __________  b) [ ] Other ________________________

                                  DECLARATIONS

I declare that the statements and answers in this application and any form that is made part of this application are complete and true to the best of my knowledge and believe they are correctly recorded. All such statements and answers are representations, not warranties.

In addition, I understand and agree that:

1. The Insurance Schedule, the Consent to Life Insurance forms, and any Application Supplement shall form part of the application for life insurance.

2. Insurance under any policy issued as a result of this application will not be effective, and no insurance shall be provided prior to the later of the date the first premium is paid in full and the date the policy has been delivered; provided that at the time of delivery there has been no deterioration in the insurability of any person proposed for life insurance as stated in the application, since the date of the application.

                      AUTHORIZATION TO OBTAIN INFORMATION

I, the Proposed Life Insured(s), authorize:

1. John Hancock Life Insurance Company of New York (The Company) to obtain an investigative consumer report on me.

2. Any medical professional, medical care provider, hospital, clinic, laboratory, insurance company, the Medical Information Bureau (MIB Inc.), or any other similar person or organization to give The Company and its reinserts information about me.

The information collected by The Company may relate to the symptoms, examination, diagnosis, treatment or prognosis of any physical or mental condition. In turn, The Company is free to disclose such information and any information developed during its evaluation of my application to:

(a) its reinsurers; (b) the MIB Inc.; (c) other insurance companies as designated by me; (d) me; (e) any medical professional designated by me; or (f) any person or entity entitled to receive such information by law or as I may further consent.

I acknowledge receipt of the Notice of Disclosure of Information relating to the underwriting process, investigative consumer reports and the MIB Inc. This authorization will be valid for two years from the date shown. A photocopy of this authorization will be as valid as the original.

Information collected under this authorization will be used by The Company to evaluate my application for insurance, to evaluate a claim for benefits, or for reinsurance or other insurance purposes. I am entitled, or my authorized representative is entitled, to a copy of this authorization.

                OWNER/TAXPAYER CERTIFICATION - MUST BE COMPLETED

Under the penalties of perjury, I the Owner, certify that:

1. The number shown on Page 1 of the application is my correct taxpayer identification number (if number has not been issued, write "Applied for" in the box on Page 1), AND

2.   Check the applicable box:

     [ ] I am not subject to Backup Tax Withholding because (a) I am exempt from Backup Tax Withholding, or

          (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to Backup Tax Withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to Backup Tax Withholding, AND

     [X] The Internal Revenue Service (IRS) has notified me that I am subject to Backup Tax Withholding, AND

3.   I am a U.S. resident (including a U.S. resident alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid Backup Tax Withholding.

Signatures (Please read all of the above Declarations,

Signed at  City        State       This      Day of                     Year

__________________________________ _______   _________________________  ________

Signature of Agent/Registered Representative Signature of Proposed Life Insured (as Witness)
x                                            x
____________________________________________ ___________________________________

                                             Signature of Owner, if other than a
                                             Proposed Life Insured
                                             x
____________________________________________ ___________________________________

(c) 2006 John Hancock Life Insurance Company of New York, Valhalla, NY. All rights reserved.
CP3100NY (05/2006)

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